UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

Cloud Peak Energy Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

606 Post Road E #624, Westport, CT	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

748 T-7 Road, Gillette, Wyoming 82718

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, in connection with Cloud Peak Energy Inc.’s (“CPE”) and substantially all of its direct and indirect subsidiaries’ (collectively, the “Company”) ongoing cases under Chapter 11 (“Chapter 11”) of Title 11 of the U.S. Code (the “Bankruptcy Code”), on December 5, 2019, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered the Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Revised First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No. 868] (the “Confirmation Order”), which approved and confirmed the Revised First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No. 744], as modified by the Second Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No. 854] (the “Plan”).

The Plan provides for the following treatment of claims against and interests in the Company:

•	Holders of priority claims and secured claims (other than those arising under the Cloud Peak Energy Resources, LLC and Cloud Peak Energy Finance Corp.’s (the “Issuers”) 12.00% second lien senior notes due 2021 (the “Prepetition 2021 Notes”) will be unimpaired;

•	Holders of claims under the Prepetition 2021 Notes will be impaired and will receive their pro rata proportionate share of (i) the $40.0 million unsecured promissory note (subject to annual incremental principal increases) (the “Purchaser Take-Back Note”) issued by the Navajo Transitional Energy Company, LLC, a Navajo Nation limited liability company (“NTEC”) to the Company in connection with the Company’s sale of assets to NTEC, (ii) shares representing 100% of the common stock in the reorganized Company, (iii) $60.0 million in amended and reinstated Prepetition 2021 Notes, as amended pursuant to an amended indenture as described below in “—Amended Notes Indenture,” and (iv) a $41 million cash distribution;

•	Holders of general unsecured claims will be impaired and will receive their pro rata share of an aggregate cash distribution of $1.25 million (subject to reduction in the amount of any GUC Administrator Expenses (as defined in the Plan)); and

•	Holders of the Company’s existing common stock will be impaired and will not receive any recovery. All of the Company’s existing common stock will be extinguished by the Plan.

Unless otherwise specified, the treatment set forth in the Plan will be in full and final satisfaction of all claims against and interests in the Company, which will be discharged on the effective date of the Plan.

On December 17, 2019 (the “Effective Date”), the Company consummated the Plan and emerged from the Chapter 11 cases.

Amended Notes Indenture

On the Effective Date, the indenture governing Cloud Peak Energy Resources, LLC and Cloud Peak Energy Finance Corp.’s (the “Issuers”) 12.00% second lien senior notes due 2021 (the “Prepetition 2021 Notes”) was amended pursuant to the Plan (the “Amended Notes Indenture”). Pursuant to the Plan and the Amended Notes Indenture, the terms of the Prepetition 2021 Notes were modified by the terms of the Amended Notes Indenture and the aggregate principal amount of the Prepetition 2021 Notes was reduced to $60 million (as modified and reduced, the “Amended Notes”).

The Amended Notes will mature on May 1, 2025. Interest on the Amended Notes will accrue at the rate of 12% per annum and will be payable semiannually, on each May 1st and November 1st to registered holders as of the April 15th and October 15th immediately preceding the applicable interest payment date. To the extent that the Issuers have insufficient funds on any interest payment date to pay all interest due thereon, interest shall be paid

(“PIK Interest”) by increasing the principal amount of the Amended Notes, or, alternatively, issuing additional Amended Notes.

The Issuers may, at their option, redeem all or, from time to time, a part of the Notes, at a redemption price equal to 100% of the principal amount of such Notes (including PIK Interest) plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date). If, thirty business days prior to any interest payment date, the Issuers’ have cash on hand in excess of $250,000 (after taking into account the next interest payment), the Issuers will be required to redeem an aggregate principal amount of Amended Notes equal to such excess.

The Amended Notes are guaranteed by CPE and all of its subsidiaries other than the Issuers (collectively, the “Guarantors”) that guaranteed the Prepetition 2021 Notes immediately prior to the Effective Date. The Amended Notes and the guarantees (the “Guarantees”) issued by the guarantors thereof (the “Guarantors”) are the Issuers’ and the Guarantors’ senior secured obligations, rank equally in right of payment with the Issuers’ and the Guarantors’ respective existing and future senior debt, and rank senior in right of payment to all of the Issuers’ and the Guarantors’ respective future subordinated debt. The Amended Notes and Guarantees are effectively junior to any secured debt of Issuers and Guarantors that is secured by liens on assets other than the collateral, to the extent of the value of such assets. The Amended Notes and the Guarantees are structurally subordinated to all of the existing and future debt or other liabilities, including trade payables, of any of the Issuers’ subsidiaries that do not guarantee the Amended Notes.

The Amended Notes Indenture limits CPE’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to, among other things: (i) incur additional indebtedness and issue preferred equity; (ii) pay dividends or distributions; (iii) repurchase equity or repay subordinated indebtedness; (iv) make certain investments or certain other restricted payments; (v) create liens to secure debt; (vi) sell assets; (vii) enter into agreements that restrict dividends, distributions or other payments from restricted subsidiaries; (viii) enter into transactions with affiliates; and (ix) consolidate, merge or transfer all or substantially all of their assets.  These covenants are subject to a number of important exceptions and qualifications.

The Amended Notes Indenture contains customary events of default, including:

•	default in any payment of interest or interest on any Amended Note when due, continued for 30 days;

•	the entry into a violative transaction involving a merger, consolidation or sale of assets;

•	the default in performance or breach of any covenant or agreement in the Indenture or under the Notes or associated documents, subject to certain specified cure periods;

•	failure to make a payment on, or default under indebtedness of CPE or any Significant Restricted Subsidiary (as that term is defined in the Amended Notes Indenture) having an outstanding principal amount of $1.0 million;

•	failure by the Issuers or CPE to comply with its other obligations under the Indenture, subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of CPE Inc. or its Significant Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $50.0 million or more;

•	certain bankruptcy defaults with respect to CPE, the Issuers or a Significant Restricted Subsidiary;

•	failure by CPE or any Restricted Subsidiaries to pay, within 60 days, certain final judgments in excess of $50.0 million or more in the aggregate;

•	any Guarantee ceases to be in full force and effect, other than in accordance the terms of the indenture, or a Guarantor denies or disaffirms its obligations under its Guarantee; and

•	the Guarantees or the liens securing the Amended Notes ceases to be enforceable, subject to limited exceptions.

If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 51% in aggregate principal amount of the outstanding Amended Notes may declare the principal of and accrued and unpaid interest, if any, on the Amended Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, those amounts will automatically become immediately due and payable.

The foregoing descriptions of the Amended Notes Indenture and the Amended Notes are summaries and are qualified in their entirety by reference to the Indenture (including the form of Amended Notes included as Exhibit A to the Indenture). A copy of the Amended Notes Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Security Agreement

On the Effective Date, the Issuers, the Guarantors and Wilmington Trust, FSB, as collateral agent under the Amended Notes Indenture (the “Collateral Agent”) entered into an amended and restated security agreement (the “Amended Security Agreement) pursuant to which each Issuer and each Guarantor pledged substantially all of its assets in favor of the Collateral Agent to secure obligations under the Amended Notes and the Guarantees.

 The foregoing description of the Amended Security Agreement is a summary and is qualified in its entirety by reference to such agreement. A copy of the Amended Security Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Stockholders Agreement

On the Effective Date, CPE and the holders of the common stock of CPE (the “Stockholders”) entered into an agreement (the “Stockholders Agreement”) pursuant to which each of the Stockholders agreed to certain restrictions on the transfer of the common stock of CPE and CPE agreed (i) to certain limitations and obligations on its operations without Stockholder approval and (ii) to provide certain information to the Stockholders.

The foregoing description of the Stockholders Agreement is a summary and is qualified in its entirety by reference to such agreement. A copy of the Stockholders Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreements.

Equity Interests

In accordance with the Plan, on the Effective Date, all shares of the Company’s common stock issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no further force or effect.

Debt Securities

In accordance with the Plan, on the Effective Date, all outstanding obligations under the Issuers’ 6.375% senior notes due 2024 (the “2024 Notes”) as well as the indenture, dated as of March 11, 2014 (as supplemented and amended by the First Supplemental Indenture dated as of March 11, 2014 and the Second Supplemental Indenture dated as of September 1, 2015 (collective, the “2024 Indenture”)), governing the 2024 Notes, were deemed cancelled, discharged and of no further force or effect.

Item 2.01 Completion of Acquisition or Disposition of Assets.

In connection with the effectiveness of the Plan, on the Effective Date, CPE distributed the Purchaser Take-Back Note and $41.0 million of cash on a pro rata basis to holders of the Prepetition 2021 Notes in partial satisfaction of their allowed prepetition claims.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended Notes Indenture and the Amended Notes included under Item 1.01 of this Report are incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sale of Equity Securities.

Pursuant to the Plan and following the cancellation of CPE’s outstanding common stock described below in Item 3.03, on the Effective Date CPE issued 262,396 shares of common stock on for the benefit of holders of Amended Notes in partial satisfaction of their allowed prepetition claims. The issuance of the shares of common stock was exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code.

Item 3.03 Material Modification to Rights of Security Holders.

As provided in the Plan, all notes (other than the Amended Notes), equity, agreements, instruments, certificates and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were fully released. The securities cancelled on the Effective Date include all of the common stock of CPE outstanding prior to the Effective Date and the 2024 Senior Notes. For further information see Item 1.02 and Item 5.03 of this Current Report, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officers and Directors

Pursuant to the Plan, as of the Effective Date, the following directors and officers of the Company ceased to serve in their capacities as directors and officers of the Company: Todd Myers, Heath Hill and Bryan Pechersky.

(c) Appointment of Gilbert E. Nathan

Pursuant to the Plan, as of the Effective Date, Gilbert E. Nathan was appointed as the sole director and President, Chief Executive Officer and Secretary of CPE. As of the Effective Date, Mr. Nathan was also appointed as the sole director and the sole officer, where applicable, of CPE’s subsidiaries, and as a director and the sole officer of Cloud Peak Receivables LLC. Kevin Burns will continue to serve as the sole independent director of Cloud Peak Receivables LLC.

Mr. Nathan, age 40, is the Managing Member of Jackson Square Advisors LLC (“JSA”), which he founded in 2015. Mr. Nathan also currently serves as the Chief Executive Officer of Keycon Power Holdings LLC, the Plan Administrator of Mission Coal Wind Down Co, LLC, a Member of the Board of Directors of Ready Capital Corporation, a Member of the Board of Directors of Pacific Ethanol, Inc., and a Liquidating Trust Board Member of the Hercules Offshore Liquidating Trust. In the past five years, Mr. Nathan has also served as a Member of the Board of Directors of Owens Realty Mortgage, Inc., as the Liquidating Trustee and Liquidating Trust Committee Member of BPZ Liquidating Trust, as a Member of the Board of Directors for MWH Holdings, LLC, as a Member of the Board of Directors for Emergent Capital, Inc., and as a Senior Analyst at Candlewood Investment Group. Mr. Nathan earned a B.S. in Management, with a major in finance, from the A.B. Freeman School of Business at Tulane University. There are no arrangements or understandings between Mr. Nathan and any other persons pursuant to which he was selected as an officer and director of CPE, its subsidiaries and of Cloud Peak Receivables LLC, and Mr. Nathan is not related to any other executive officer or director of the any of the foregoing entities. Mr. Nathan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Nathan’s appointment, on the Effective Date, the Company, JSA, and Mr. Nathan in his individual capacity as the Managing Member of JSA, entered into an Independent Contractor Agreement (“Independent Contractor Agreement”) pursuant to which JSA has agreed to provide certain services to the Company as provided in the Independent Contractor Agreement, and to make Mr. Nathan available to provide such services. The term of the Independent Contractor Agreement commenced on the Effective Date and will continue until the fifth anniversary of the Effective Date, unless earlier terminated pursuant to its terms. The Company will pay JSA base compensation at the annual rate of (i) $75,000 through the second anniversary of the Effective Date, and (ii) $60,000 thereafter.

If JSA’s service is terminated by the Company without cause (as defined in the Independent Contractor Agreement), subject to the parties entering into a mutual release of claims and JSA and Mr. Nathan agreeing to provide certain transition services, the Company will pay to JSA a lump sum termination fee in the amount of: (i) if such termination occurs prior to the 18 month anniversary of the Effective Date, 24 months’ base compensation less the amount of any base compensation previously paid to JSA, and (ii) if such termination occurs following the 18 month anniversary of the Effective Date, 6 months of base compensation. JSA may terminate its services upon 120 days’ notice to the Company.

Under the Independent Contractor Agreement, JSA is authorized to act as agent or representative of the Company, subject to the Amended Charter (defined below) and Amended Bylaws (defined below) and any limitations that the stockholders of CPE may establish.

The Independent Contractor Agreement also requires the Company to indemnify and hold harmless JSA from and against all third party claims arising out of any acts or omissions committed by JSA or Mr. Nathan during the performance of the services contemplated by the Independent Contractor Agreement, except in the case of gross negligence, fraud, bad faith, or a breach of the Independent Contractor Agreement.

The foregoing description of the Independent Contractor Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the effectiveness of the Plan and on the Effective Date, CPE filed an Amended and Restated Certificate of Incorporation (the “Amended Charter”) with the Secretary of State of Delaware and adopted Amended and Restated Bylaws (the “Amended Bylaws”).

Pursuant to the Amended Charter, CPE is authorized to issue 262,396 shares of common stock all of which CPE issued on the Effective Date as described in Item 3.02. The Amended Charter restricts the Transfer (as defined below) of shares of common stock (i) by any 4.9-percent Stockholder described in clause (i) of the definition below or to any 4.9-percent Stockholder (as defined below), (ii) to any Person that is or would, following such transfer, become a 4.9-percent Stockholder (as defined below), or (iii) if a new “Public Group” (as defined below) would arise as a result of the Transfer. Shares of common stock held by 4.9 Percent Stockholders (as defined below) may not be held through The Depository Trust Company, and such shares will bear the restrictive legend set forth in Article 13(L)(1) of the Amended Charter.

The definitions of “4.9-percent Stockholder” and other related terms in the Amended Charter are broad. It includes not only direct ownership of shares, but also indirect ownership determined under certain constructive ownership rules and aggregated groups of owners treated as a single entity under certain aggregation rules, including certain groups who have a formal or informal understanding among themselves to make coordinated acquisitions of stock.

The Amended Charter provides that the board of CPE shall initially be composed of a single director, and thereafter shall the number shall be fixed by the holders of a majority of common stock. The Amended Charter limits the liability of directors of CPE, and provides for indemnification of directors and principal officers of CPE, in each case, to the fullest extent under Delaware law. CPE has elected not to be governed by Section 203 of the Delaware General Corporation Law.

The Amended Charter prohibits the issuance of any non-voting equity securities to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code. The Amended Charter also restricts the ability of CPE or any of its subsidiaries to take or agree to take certain actions without the approval of holders of the majority of common stock voting on the relevant matter, including, among others: (i) engaging in business activity other than as contemplated by the Plan; (ii) modifying the Amended Bylaws; (iii) acquiring or disposing of assets outside the ordinary course of business, incurring indebtedness, or issuing or repurchasing certain securities and (iv) hiring employees.

The Amended Bylaws require CPE to provide certain information to stockholders, including financial statements, annual budgets and information with respect to material events or transactions, as well as to hold a quarterly conference call following the provision of financial statements to stockholders.

The descriptions of the Amended Charter and the Amended Bylaws are qualified in their entirety by reference to the full texts of the Amended Charter and the Amended Bylaws, which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

The following defined terms in the Amended Charter, among others, are relevant:

“4.9-percent Stockholder” means (i) a Person who has a Percentage Stock Ownership of 4.9% or more of the Company’s then-outstanding Stock and (ii) a Public Group.

“Common Stock” means any interest in the common stock (described in Item 3.02), par value $0.01 per share, of the Company that would be treated as “stock” of the Company pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Person” means any individual, firm, trust, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity; provided, however, that a Person shall not include a Public Group.

“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or Public Group for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulations promulgated under Section 382 of the Code (but without regard to the rule in Treasury Regulation § 1.382-2T(h)(2)(i)(A) that treats stock of an entity as to which the constructive ownership rules apply as no longer owned by that entity). Determinations of the Stock Ownership of any Person or Public Group shall be made on the basis of the percentage of the Common Stock held by such Person or Public Group; provided that if the Company issues other classes of Stock subsequent to the Effective Date, the determination shall be made on the basis of the relative fair market value of the Stock owned by such Person to the total fair market value of the outstanding Stock, as determined pursuant to Treasury Regulation §§ 1.382-2(a)(3) and 1.382-2T(f)(18)(i).

“Public Group” has the meaning set forth in Treasury Regulation 1.382-2T(f)(13).

“Stock” means any interest that is “stock” of the Company within the meaning of Treasury Regulation § 1.382-2(a)(3)(i) or would be treated as “stock” of the Company pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Stock Ownership” means any direct or indirect beneficial ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

“Transfer” means, any direct or indirect sale, transfer, exchange, assignment, conveyance, contribution, pledge or other disposition, transaction or action taken by a person other than the Company, including by operation of law, that alters the Percentage Stock Ownership of any Person or Public Group.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors.  Forward-looking statements may include statements regarding this transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts.  These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements.  For a description of some of the risks and uncertainties that may adversely affect future results, refer to the risk factors described from time to time in the reports and registration statements we have previously filed with the SEC, including those in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and any updates thereto in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material.  We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Form 8-K, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01                   Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description
2.1	Second Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates, dated December 3, 2019 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on December 10, 2019).
3.1*	Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc.
3.2*	Amended and Restated Bylaws of Cloud Peak Energy Inc.

4.1*	Amended and Restated Indenture, dated as of October 17 2016, as amended on December 12, 2019, by an among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp. Cloud Peak Energy Inc., the subsidiaries named therein, as subsidiary guarantors, and Wilmington Savings Fund Society, FSB, as Trustee and Collateral Agent.
10.1*	Amended and Restated Security Agreement, dated December 12, 2019, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wilmington Trust, FSB, as Collateral Agent.
10.2*	Stockholders Agreement, dated December 17, 2019, among Cloud Peak Energy Inc. and holders of common stock in the reorganized Cloud Peak Energy Inc., as Stockholders.
10.3*	Independent Contractor Agreement, dated December 17, 2019, among Cloud Peak Energy Inc., Jackson Square Advisors LLC, and Mr. Nathan in his individual capacity as the Managing Member of Jackson Square Advisors LLC.
99.1*	Notice of Effective Date.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2019

CLOUD PEAK ENERGY INC.

By:	/s/ Gilbert E. Nathan
	Name:	Gilbert E. Nathan
	Title:	President and Chief Executive Officer